UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 Papa John’s Boulevard Louisville, Kentucky	40299-2334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 261-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2012, Christopher L. Coleman was appointed to the Papa John's International, Inc. (the "Company") Board of Directors. Mr. Coleman will serve for a term expiring at the Company's 2013 annual meeting of stockholders, and will stand for election by the stockholders at the annual meeting to be held May 1, 2013. Mr. Coleman has been appointed to serve on the Company's Audit Committee and Corporate Governance and Nominating Committee.

Mr. Coleman is based in the UK where he is Head of Banking at Rothschild. He is a Managing Director of Rothschild, Chairman of Rothschild Bank International and also serves on a number of other boards and committees of the Rothschild Group, which he joined in 1989. He is also a non-executive director on the board of Randgold Resources.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date:	October 22, 2012	/s/ Lance F. Tucker
Lance F. Tucker
Chief Financial Officer, Chief
Administrative Officer and Treasurer